CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Investment Trust of our reports dated December 18, 2025, relating to the financial statements and financial highlights, of ClearBridge Appreciation Fund, ClearBridge International Value Fund, ClearBridge Large Cap Value Fund, ClearBridge Mid Cap Fund, ClearBridge Mid Cap Growth Fund, ClearBridge Select Fund, ClearBridge Small Cap Growth Fund, ClearBridge Sustainability Leaders Fund, ClearBridge Tactical Dividend Income Fund, and Franklin Global Equity Fund, which appear in Legg Mason Partners Investment Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 19, 2026